EXHIBIT 10.2

FOURTH AMENDMENT TO THE

APOGEE ENTERPRISES, INC.

2011 DEFERRED COMPENSATION PLAN

WHEREAS, Apogee Enterprises, Inc. (the “Company”) adopted the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan effective as of June 1, 2011 (the “Plan”), and as thereafter amended; and

WHEREAS, the Board of Directors has the authority to amend the Plan pursuant to Section 11.2 of the Plan; and

WHEREAS, the Board of Directors desires to amend the Plan, effective June 1, 2018, to modify the provisions of the Plan relating to assignment and modifications to payment schedules to permit the Plan to accept qualified domestic relations orders.

NOW, THEREFORE, the Plan is hereby amended, effective June 1, 2018, in the following respects:

1.	A new Section 7.6 is hereby added to the Plan to read as follows:

7.6	Domestic Relations Orders. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may modify payment of a Participant’s Account to the extent necessary to comply with a domestic relations order (as defined in Code Section 414(p)(1)(B)).

2.	Section 14.1 of the Plan is hereby amended to read as follows:

14.1	Assignment. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject to any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant. Notwithstanding the foregoing, the Committee may, in its sole discretion, honor a domestic relations order that complies with Code Section 414(p) and with the domestic relations orders procedures established by the Committee.

IN WITNESS WHEREOF, the undersigned executed this Fourth Amendment as of the 28th day of June 2018, to be effective as of the date specified above.

Apogee Enterprises, Inc.

By: Joseph F. Puishys

Its: Chief Executive Officer and President

/s/ Joseph F. Puishys                                         (Signature)

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